                                                                    Exhibit 10.5

                                LICENSE AGREEMENT




         License Agreement effective this _____ day of _____ 1998 ("Effective Date") by and between AFFYMETRIX, INC. a ________________ corporation, having a place of business at 3380 Central Expressway, Santa Clara, California 95051 ("Affymetrix", as that term is more fully defined in Paragraph 1.2 hereof) and LLC, a limited liability company formed under the laws of Delaware, having a place of business at 4300 North Harbor Boulevard, Fullerton, California 92834-3100 ("Newco").

                                 R E C I T A L S

         I. LLC is an Affiliate (as that term is hereafter defined) of Affymetrix and a joint venture of Affymetrix and Beckman Coulter, Inc. a Delaware corporation ("BCI"). BCI, as successor in interest of Beckman Instruments, Inc., is the licensee of that certain License Agreement revised on April 17, 1996 by and between Beckman Instruments, Inc. and Isis Innovation Limited (the "Isis License").

         II. BCI, on even date herewith, in accordance with that certain Asset Purchase Agreement attached hereto as Exhibit A (the "AP" Agreement), sold and delivered to Affymetrix and Affymetrix purchased and took from BCI, all of the right, title and interest in and to certain Acquired Assets, including the BCI Technology (as those terms are defined in the AP Agreement) that BCI possessed and had the right to transfer. Included within the BCI Technology was the Isis License.

         III. Part of the consideration for BCI's sale of the Acquired Assets to Affymetrix under the AP Agreement was the establishment of LLC as an Affiliate of Affymetrix and the licensing of LLC under certain of Affymetrix' now owned or hereafter acquired applications for patent and patents relating to the making and using of Array Chips (as that term is hereafter defined).


         IV. Affymetrix desires to grant LLC licenses under certain of its now owned or hereafter acquired applications for patent and patents relating to the making and using of Array Chips and LLC desires to acquire such license.

         V. NOW THEREFORE in consideration of the mutual understandings contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound, agree as follows:


                            ARTICLE 1.0 DEFINITIONS

         The following terms, when used herein with an initial capital letter and without regard to whether they appear in the singular, plural or possessive form, shall have the following defined meanings:

         1.1 "AFFILIATE" shall mean any corporation or other form of limited liability legal person, partnership, association, joint venture or other form of business entity controlled by, controlling or under common control with a party hereto. As used herein, the word and root "control" in the context of a corporation shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting shares or other equity interests entitled to vote in the election of directors of the corporation; and, in the context of any other form of business entity, the right to receive more than fifty percent (50%) of the net profits of such entity and the right to a majority interest in the management and control of such entity; provided that, notwithstanding the foregoing definition, LLC may not have as an Affiliate entitled to receive the benefits of the licenses granted under Section 3.1 hereof (a) a corporation wherein any of the companies listed in Exhibit A is more than a passive investor in such Affiliate and such passive

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investor does not have the right to manage or control such Affiliate or (b) a partnership wherein any of the companies listed in Exhibit A is a partner.

         1.2 "AFFYMETRIX" shall mean Affymetrix, Inc., its divisions and Affiliates and its and their permitted successors and assigns.

         1.3 "ARRAY CHIPS" shall mean a series of polynucleotides arranged on a substrate to perform quantitative or qualitative analyses.

         1.4 "LLC" shall mean Beckman Coulter, Inc., its divisions and Affiliates and its and their permitted successors and assigns.

         1.5 "LLC ARRAY CHIP" shall mean an Array Chip which is sold or used by LLC and, but for the licenses and rights granted herein, would infringe any valid claim in an unexpired and non-lapsed patent in the Patent Rights.

         1.6 "BACTERIOLOGY FIELD" shall mean and be limited to:
[              ](1)

         1.7 "CLINICAL DIAGNOSIS" shall mean a process in which a sample of fluid or other material collected from individual humans that is used to aid in diagnosis of one or more human diseases, the results of such process used for communication to such persons or their physicians or other caregivers for clinical decisions in connection with such individual humans.

         1.8 "EXPRESSION ANALYSES" shall mean an Array Chip used for determination of the amount of one or more expressed messenger RNA in a sample.

         1.9 "GENE" shall mean a nucleic acid sequence or set of sequences encoding a distinct messenger nucleic acid and protein as well as polymorphic variants of such sequence;

(1) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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provided that, such polymorphic variants must have at least 99.9% homology with the underlying gene.

         1.10 "LICENSED PRODUCT" shall mean any LLC Array Chip or component thereof or any product, kit, instrument or system which, but for the licenses and rights granted herein, would infringe any valid claim in an unexpired and non-lapsed patent in the Patent Rights.


         1.11 "LICENSED PROCESS" shall mean any process, method or procedure the practice or use of which, but for the licenses and rights granted herein, would infringe any valid claim in an unexpired and non-lapsed patent in the Patent Rights.

         1.12 "NET SALES" shall mean the gross receipts of LLC from the sale of LLC Array Chips to an unaffiliated third party, less those of the following actually incurred by LLC as an element of such sales: transportation, special packing and crating charges, insurance, custom duties, commissions, returns, allowances in lieu of actual returned or rejected LLC Array Chips, sales, use and turnover taxes, and trade, quantity, contract and cash discounts. The value of LLC Array Chips transferred by LLC to unaffiliated third parties as free samples or the use of LLC Array Chips by LLC for sales demonstration purposes or for quality control or other internal, non-revenue generating purposes shall not be included in the calculation of Net Sales.

         In the event a LLC Array Chip is sold in combination with other apparatus or products, as part of a kit, or in any other combination, and the LLC Array Chip is not separately valued on the invoice or other document evidencing such sale, the Net Sales of the LLC Array Chip shall be the then current list price for the LLC Array Chip when sold separately or, in the absence of such list price, shall be determined by multiplying the aggregate selling price of the combination by a fraction the numerator of which shall be LLC's standard costs for the LLC Array Chip and the

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denominator of which shall be LLC's standard cost for the total combination at the time of the sale. In the event that both the LLC Array Chip and other product have separate list prices but are being sold at a combination price which is less than the total of the separate list prices, then the Net Sales of the LLC Array Chip shall be determined by multiplying the invoice price charged for the combination by a fraction, the numerator of which is the list price of the LLC Array Chip and the denominator of which is the sum of the list prices of the LLC Array Chip and such other products.

         1.13 "PATENT RIGHTS" shall mean all applications for patent (and any continuation or continuation-in-part of such applications) and patents (and reissues of such patents), filed or issued in any country of the world, (a)
now owned or controlled by Affymetrix or at any time during [              ]
(2) commencing with the Effective Date owned or controlled by Affymetrix and
(b) relating to or useful in the manufacture or use or processing of Array Chips; provided that Patent Rights shall not include the specific claims of
any such applications or patents related to: (i) [     ],(3) or (ii) [     ]
,(4) or (iii) [     ],(5) or (iv) [     ],(6) or (v) [     ].(7) For purposes
of this definition, a patent or application for patent is controlled by Affymetrix if Affymetrix is a licensee under such patent or application and Affymetrix has the right to grant sublicenses to third parties, in each case without regard to whether Affymetrix would thereby be responsible for reporting to and/or paying royalties to such third party as a result or as a consequence thereof or as a result

-----------------
(2) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(3) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(4) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(5) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(6) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(7) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

or consequence of LLC's use of such patent or application. If a patent or application for patent is controlled by Affymetrix it shall be sublicensed to LLC at the same royalty rate as Affymetrix pays to its licensor and subject to the same restrictions and obligations as apply to Affymetrix promptly after Affymetrix' acquisition of such control.


                   ARTICLE 2.0 REPRESENTATIONS AND WARRANTIES

         Affymetrix represents and warrants that (a) it owns or otherwise has the right to grant the licenses and rights provided for herein under all of the applications or patents presently in the Patent Rights, and (b) it will use commercially reasonable efforts to obtain the right in any license agreement it hereafter enters with third parties to obtain rights to applications for patent or patents of such third parties wherein the applications for patent or patent are useful or necessary for making or using Array Chips and not subject to exclusions (i)-(v) of the definition of Patent Rights, to pass such license on to LLC under the same terms and conditions as those granted to Affymetrix by such third parties.


                           ARTICLE 3.0 LICENSE GRANT

         3.1 LICENSE GRANT - Subject to the remainder of this Paragraph 3.1, Affymetrix hereby grants to LLC and LLC accepts a royalty bearing, non-exclusive, world-wide right and license under the Patent Rights (without the right to grant sublicenses) to (a) make, have made, import, use, sell, lease and otherwise dispose of Licensed Products in all fields, uses and applications except for the Bacteriology Field, (b) to practice Licensed Processes, and
(c) to pass on to its direct and indirect customers of Licensed Products the right to practice Licensed Processes on any instrument or system distributed by LLC under a LLC trademark. The foregoing license is subject to the following provisos: (a) the exception as to the Bacteriology

Field shall be only for so long in time and only to the extent that Affymetrix is excluded from granting licenses to others in such Field by the license agreement with [ ](8) in effect as of the Effective Date; and (b) the right to have Licensed Products made for LLC by third parties shall not extend to any third party which Affymetrix has informed LLC is, at the time of LLC's intention to use such third party as a supplier, an infringer of the Patent Rights and against which Affymetrix is either in negotiation to grant them a license or against which Affymetrix intends to bring litigation to halt such infringement either within the next six (6) months or within six
(6) months of the conclusion of any pending litigation against another party involving the Patent Rights, unless the third party intended supplier ceases its infringement or takes a license from Affymetrix.

                  3.1.1 LLC shall notify Affymetrix in writing of any third party that LLC intends to use as a supplier of LLC Array Chips under the license of Paragraph 3.1. Affymetrix shall, not later than ten (10) business days after receipt of such notice, inform LLC, in writing, whether such third party is an infringer of the Patent Rights and Affymetrix is either in negotiation to grant such third party a license or Affymetrix intends to bring litigation against such third party to halt such infringement within the next six (6) months or within six (6) months of the conclusion of any pending litigation against another party involving the Patent Rights. If Affymetrix fails to provide such notice then LLC may use such third party as a supplier of LLC Array Chips under the license of Paragraph 3.1. If Affymetrix notifies LLC that such third party is an infringer of the Patent rights but fails to grant a license within six (6) months of such notice or to bring a lawsuit to halt such infringement within the time periods of the second sentence

----------------
(8) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

hereof, then LLC may use such third party as a supplier of LLC Array Chips under the license of Paragraph 3.1.

         3.2 PATENT MARKING - LLC shall attach a label or product insert on each Licensed Product reasonably reflecting patent numbers of issued U.S. patents covering such Licensed Product and owned by Affymetrix and will reasonably modify such labels or inserts periodically at the direction of Affymetrix to add or delete patent numbers.

         3.3 NOTIFICATIONS OF NEW PATENT RIGHTS - Affymetrix shall on or about each anniversary of this Agreement inform LLC of any U.S. patents which have issued in the preceding twelve (12) months which fall within the definition of Patent Rights of Paragraph 1.13 and each patent which is controlled by Affymetrix wherein the agreement granting such control was signed in the preceding twelve (12) months. Notwithstanding the foregoing or anything in this License Agreement to the contrary, the failure of Affymetrix to notify LLC of an addition to the Patent Rights in accordance with this Paragraph 3.3 shall have no effect on the rights granted to LLC under Paragraph 3.1 and such applications and patents shall be included in the Patent Rights without regard to whether LLC does or does not receive such notice.


                   ARTICLE 4.0 ROYALTIES AND ROYALTY REPORTS

         4.1 ROYALTIES - Subject to Paragraph 4.2 and Paragraphs 4.1.1, LLC shall pay Affymetrix for all of the licenses and rights granted under this
License Agreement, a running royalty of [      ](9) on each LLC Array Chip
used for Expression Analysis and [      ](10) for all other LLC Array Chips,
in each case sold by LLC to an unaffiliated third party or used by LLC on behalf of an unaffiliated third party. No

----------------
(9) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(10) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

royalty shall be due from LLC to Affymetrix for LLC Array Chips which are: (a) transferred by LLC to an unaffiliated third party as free samples, or (b) used by LLC for sales demonstration purposes, or (c) used by LLC for quality control, testing or any other internal, non-revenue generating purposes.

                  4.1.1 The royalty of Paragraph 4.1.1 for a LLC Array Chip used for Expression Analysis shall be the applicable royalty to be paid to Affymetrix only so long as such royalty, when converted to a percentage of the actual market selling price (to distributors or end users) of an Array Chip which is competitive with such LLC Assay Chip and is sold by a party other than LLC (which party is not infringing the intellectual property rights of Affymetrix without a license from Affymetrix where Affymetrix is using reasonable efforts to enforce its patent rights against such party
through litigation) is less than [     ](11). In such event, LLC may require
that the basis of paying royalties be converted from the foregoing fixed
amount of [     ](12) to a percentage [     ](13). LLC shall notify
Affymetrix, in writing, of the occurrence of such event and that the mechanism described in this Paragraph 4.1.1 should be invoked with respect to a LLC Array Chip. The parties shall promptly meet and use their best efforts to negotiate as to whether adjustment in the royalty rate is appropriate, and if appropriate such new royalty rate. If the parties cannot agree within
ninety (90) days of such notice, all royalties in excess of [     ](14) shall
be placed in escrow and the matter shall be submitted to arbitration for resolution pursuant to Paragraph 13.2 below. The parties agree that the following is an

-----------------
(11) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(12) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(13) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(14) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

illustration of their intent: If LLC is selling an Array Chip with [     ]
(15), the royalty due to Affymetrix for that LLC Array Chip would be [     ]
(16). If Affymetrix or a third party is selling an Array Chip which is competitive with the LLC Array Chip at a price to distributors or end users
of [     ](17) the royalty rate paid by LLC, [              ](18) of the
competitive Array Chip would be [     ](19) and there would be no adjustment
in the royalty basis. If the competitive Array Chip is actually selling for
[     ](20) the royalty rate paid by LLC, [              ](21) Array Chip
would be [     ](22) and LLC may require conversion of the royalty for the
LLC Array Chip [              ](23) (not to exceed [     ](24) of such LLC
Array Chip. For purposes of this Paragraph an Array Chip is competitive with a LLC Array Chip if such Array Chip is directed to the same or substantially
the same set [              ](25) as the LLC Array Chip. If the parties
cannot agree to a royalty percentage, the issue will be submitted to arbitration in accordance with Article 13.0 hereof.

4.1.2 The royalties herein assume that profits by LLC in association with Array Chips sales are primarily or exclusively derived from sales of Array Chips. In the event that material profits are derived primarily from other sources (such as associated reagent sales),

------------------
(15) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(16) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(17) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(18) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(19) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(20) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(21) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(22) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(23) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(24) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(25) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

the parties shall promptly meet and use their best efforts to negotiate an alternative definition of Net Sales to account for such sales.


         4.2 ROYALTY STACKING - If, at any time during the life of this License Agreement, LLC discovers that any LLC Array Chip or the use thereof infringes claims of an unexpired patent or patents other than those in the Patent Rights LLC may, if it has not already done so, negotiate with the owner of such patents for a license on such terms as LLC deems appropriate. Should the license with the owner of such patents require the payment of royalties or other consideration to such owner then the royalties otherwise
payable under this License Agreement shall be reduced [     ](26) based on
the value of the patents other than those in the Patent Rights relative to the Patent Rights licensed under this Agreement. The parties shall meet promptly after LLC takes the license under such other patents to agree on the relative value of such patents and the amount of royalty reduction. If the parties cannot agree the issue may be submitted to arbitration in accordance with Article 13.0 hereof.

         4.3 ROYALTY REPORTS - LLC shall, commencing with the calendar quarter which includes its first sale of a LLC Array Chip and each calendar quarter thereafter, not later than forty-five (45) days after the close of its accounting books and records for such quarter, provide to Affymetrix an accounting report of the type and quantity of each LLC Array Chip sold by LLC during such calendar quarter and the Net Sales received therefrom. The royalty due and payable to Affymetrix shall accompany such report.


         4.4 BOOKS AND RECORDS - LLC shall keep or cause to be kept books, records and accounts in accordance with generally accepted accounting principles consistently applied covering LLC's activities hereunder and containing all information necessary for the true and

---------------
(26) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

accurate determination of the amounts earned and paid hereunder. LLC shall, not more than once per year and upon prior reasonable written notice from Affymetrix, permit a certified public accountant appointed and paid for by Affymetrix (the "Auditor") and reasonably acceptable to LLC to inspect each LLC facility manufacturing LLC Array Chips and to review the previous two (2) years books, records and accounts to verify the amounts earned by Affymetrix and paid by LLC hereunder. The Auditors shall furnish to both parties reports stating only its findings during such inspection as to the accuracy, or the nature and extent of any inaccuracy of such books, records, accounts and payments.

                  4.4.1 Any deficiency identified by the Auditor between the amounts actually earned by Affymetrix under this Article 4.0 and the amounts reported to be earned and paid on by LLC in accordance with Paragraph 4.3 hereof shall, unless disputed by LLC, be paid to Affymetrix within thirty
(30) days of receipt by LLC of the Auditor's report. LLC shall also pay
interest on the undisputed amount at the rate of [     ](27) per month. The
parties agree to diligently negotiate and promptly settle any disputes as to the amount of royalties earned by Affymetrix and payable by LLC hereunder. If the deficiency between the amount actually due to Affymetrix as reported by the Auditor and the amount actually paid to Affymetrix by LLC is greater than
[     ](28) in Affymetrix' favor then LLC shall reimburse Affymetrix for the actual and reasonable expenses of the Auditor.

         4.5 TAXES ON ROYALTIES - All payments provided for in this License Agreement refer to lawful money of the United States of America. All payments shall be made by LLC to Affymetrix at the office of Affymetrix designated above and shall be made

------------------
(27) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(28) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

in the full amounts as herein specified; provided, however, that deduction may be made from such payments by LLC for amounts required to be withheld and paid by LLC in respect of any income tax levied or assessed upon such payments by, and in accordance with the laws of, any foreign government or taxing authority. Affymetrix shall have the right at any time or from time-to-time to contest by appropriate proceedings the validity or amount of any such income tax withheld. If so requested by Affymetrix, LLC will make such payments under protest, and, on behalf and at the expense of Affymetrix, take such other action and render all reasonable assistance that may be required by Affymetrix in the prosecution of any such proceedings. LLC will obtain and forward to Affymetrix tax credit receipts or vouchers for all income taxes thus withheld and paid by LLC.

         4.6 ROYALTIES EARNED IN FOREIGN CURRENCY - In the event that either Net Sales or the royalties set forth above are initially calculated in a foreign currency, conversion shall be made in each instance by employing the closing transfer buying rate for United States dollars quoted by the Wall Street Journal, for the last business day of the calendar quarter which the payment covers; provided, however, that if a foreign currency not listed in the Wall Street Journal is involved, then the closing transfer buying rate quoted by Citibank (New York) shall be employed in effecting such conversion thereof.


                      ARTICLE 5.0 CONSTRUCTION OF PATENTS

         If a judgment or decree is entered, which becomes final through the exhaustion of all permissible applications for rehearing or review by a superior tribunal, or through the expiration of the time permitted for such applications (hereinafter referred to as an "irrevocable judgment"), on the validity, scope, enforceability or priority of any claim or claims of any patent or patent application included in the Patent Rights the construction placed upon any such claim or claims by such irrevocable judgment shall be thereafter followed with respect to acts occurring thereafter.

         If such irrevocable judgment holds any claim in the Patent Rights invalid or unenforceable or is adverse to the patent in the Patent Rights containing such claim as to inventorship, or construes all applicable claims in a patent in the Patent Rights so as not to cover one or more LLC Array Chips, LLC shall be relieved thereafter from payment of royalties under Article 4.0 hereof, as to such LLC Array Chips sold after the date of such irrevocable judgment covered only by such claim or claims to which such irrevocable judgment is applicable, and from the performance of those other acts which may be required by this License Agreement only as to such claim or claims.


                     ARTICLE 6.0 PROSECUTION OF INFRINGERS

         If LLC determines that a third party is infringing a claim of a patent in the Patent Rights by making, using or selling a product which competes with a LLC Array Chip then being sold by LLC, it shall notify Affymetrix thereof in writing. Such notice shall include information in LLC's possession relevant to such third party and the competing product. Affymetrix shall have ninety (90) days in which to either obtain the consent of such third party to discontinue such infringement or to exercise its right to bring an action to cause such infringement to cease. Affymetrix shall have no obligation to bring an action for infringement; provided however, if Affymetrix does not obtain the consent of such third party to cease infringement or does not bring suit against the third party under the patent, then LLC shall have the right to discontinue paying royalties under the effected patent for LLC Array Chips until either the third party discontinues its infringing activity or Affymetrix brings a lawsuit against the third party for such infringement.

                        ARTICLE 7.0 TERM AND TERMINATION

         7.1 TERMINATION BY AFFYMETRIX - If LLC shall at any time be in material breach of this License Agreement, including but not limited to, default on any payment hereunder, or of the making of any report hereunder, or shall make any materially false report and should fail to remedy such material breach within sixty (60) days after written notice thereof by Affymetrix, the latter may, at its option, terminate this License Agreement by notice to such effect, provided that such termination shall not release LLC from its obligation to pay Affymetrix royalties or other sums due and accrued prior to the date of such termination.

         7.2 TERMINATION BY LLC - LLC shall have the right upon three (3) months prior written notice to Affymetrix to terminate this License Agreement in its entirety, such surrender being operative to relieve LLC, as of the effective date of said notice, of all obligation to pay royalties which would otherwise have accrued thereafter pursuant to this Agreement. Such termination or surrender shall not relieve LLC of its obligation to pay royalties or other sums due and accrued prior to the effective date of such notice.

         7.3 TERM - Unless previously terminated as provided herein, the life of this License Agreement and the license granted herein shall run from the Effective Date to the end of the term of the last expiring patent now or hereafter included in the Patent Rights.

         7.4 CONTESTING VALIDITY - In the event that LLC or its Affiliates contests the validity of one or more of the licensed patents or applications within the Patent Rights, the licenses to such patents or applications (and no others) shall immediately terminate.


                         ARTICLE 8.0 EXERCISE OF RIGHTS

         The failure by one of the parties under this License Agreement to assert its rights for any breach of this License Agreement shall not be deemed a waiver of such rights. The rights and remedies specified herein, except those specified as exclusive, are in addition to and shall not restrict any right or remedy either party may have at law or in equity for any breach of this License Agreement.


                             ARTICLE 9.0 ASSIGNMENT

         LLC may not assign this License Agreement in whole or in part without obtaining the prior written approval of Affymetrix, except that LLC shall have the right to assign this License Agreement without the consent of Affymetrix to any Affiliate and to any successor of its entire business or all or substantially all of the assets of its entire business; provided that LLC may not sell such Affiliate or its assets other than as part of a transaction involving LLC as a whole so long as the assets of such Affiliate include this License Agreement.

                      ARTICLE 10.0 [      ](29) LICENSEE

[             ].(30)

                              ARTICLE 11.0 NOTICES


         All notice and payments required or permitted to be given hereunder shall be in writing and addressed to the respective parties as follows:

                  If to Affymetrix:    Affymetrix, Inc.
                                       3380 Central Expressway
                                       Santa Clara, California 95051
                                       Attention: ____________________

                  If to LLC:           Beckman Coulter, Inc.
                                       4300 North Harbor Boulevard
                                       Fullerton, California 92834-3100
                                       Attention: President

                  With a copy to:      Beckman Coulter, Inc.

----------------
(29) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(30) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                       4300 North Harbor Boulevard
                                       Fullerton, California 92834-3100
                                       Attention: General Counsel



or such other addresses as may be designated by the respective parties in writing. A notice shall be deemed given the earlier of the date when actually received if sent by messenger or facsimile (with notice of receipt in good order requested and received) or three (3) days after deposit in the United States registered or certified mail, postage prepaid, and properly addressed.


                         ARTICLE 12.0 SECTION HEADINGS

         Section headings are for convenience only and shall not be construed to limit or extend the meaning of any portion of this License Agreement.


                  ARTICLE 13.0 LAW GOVERNING AND CONSTRUCTIONS

         13.1 APPLICABLE LAW - This License Agreement shall be governed by and construed in accordance with the laws of the State of California as if it has been delivered in California, and all acts performed or required to be performed hereunder have been performed entirely within such state, not including, however any conflicts of law rule of California which may direct or refer such determination to the laws of any other state or country. Neither party shall be entitled to nor request injunctive or other equitable relief prior to adjudication on the merits.

         13.2 MEDIATION AND ARBITRATION - Any controversy or conflict involving this License Agreement, its interpretation or the respective rights or obligations of the parties shall first be submitted to their respective Vice-Presidents for resolution. If they cannot agree, the controversy shall be submitted to mediation to be held in a mutually agreeable neutral place. If the parties still cannot settle the controversy or reach an accommodation, the matter shall be submitted to binding arbitration to be conducted in California at a location to be mutually agreed in accordance with the following rules:

                  (a) There shall be a panel of three (3) arbitrators, all of whom shall be lawyers and at least two (2) of which shall be competent to fully understand the technology relating to Array Chips. If the parties cannot agree on the selection of the three (3) then each shall pick one (1) arbitrator and the two (2) so chosen shall select the third.

                  (b) All disputes which are not specifically raised by the parties in the arbitration process shall be forever waived.

                  (c) The arbitration proceeding shall be governed by (i) the rules and understandings set forth in this Paragraph 13.2 or as hereafter agreed upon in writing by the parties, and (ii) to the extent not inconsistent with such rules and understandings, by the Commercial Arbitration Rules of the American Arbitration Association.

                  (d) The parties agree to refrain from filing a lawsuit with regard to any aspect of their controversy and to abide by and perform any award rendered by the arbitrators. The parties further agree that a judgment of a Court having jurisdiction may be entered upon the award and an execution may be issued for its collection.

                  (e) At least two (2) of the panel of arbitrators must agree on each point in controversy for an award to be rendered.

                  (f) The arbitration hearing shall be convened within forty-five (45) days of request therefor by either party. The request shall be in writing and sent in accordance with Article 11.0. The hearing shall be limited to three days: Each party shall have a maximum of eight (8) hours to put on its main case and four (4) hours for rebuttal. Neither party shall engage in extended cross-examination or other tactics which have the effect of substantially altering this allocation.

                  (g) The parties agree to exchange all documents they intend to produce at the hearing at least thirty (30) days in advance of the opening of the arbitration hearing. There will be no taking of depositions, service of interrogatories or any other form of discovery other than producing documents relevant to the proceedings and neither party may compel the appearance of the other party's employees, officers, directors or consultants.

                  (h) The arbitrator's decision must be rendered within thirty
(30) days after completion of the arbitration hearing.

                  (i) A transcript may, at the option of the parties, be made. Either party may, at its expense, tape record or video tape the proceedings.

                  (j) All applicable common law or statutory privileges such as attorney-client or attorney work product shall be applicable to the arbitration proceedings.

                  (k) Either party may, at its option, use prepared testimony as long as the witness whose testimony is so presented is available to the other party for cross-examination.

                  (l) Each party shall bear its own expenses for the arbitration and they shall each share equally in the expenses and fees of the arbitration panel.


                           ARTICLE 14.0 MISCELLANEOUS

         14.1 Nothing in this License Agreement shall be construed as conferring any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of either party hereto without the express written approval of the other party.

         14.2 Affymetrix makes no warranties as to the validity or scope of any of the Patent Rights, or that any manufacture, sale, use, or other disposition of the products licensed hereunder will be free from infringement of patents, utility models, and/or design patents of third parties. Nothing in this License Agreement shall be considered as conferring any warranty or representation as to the usefulness, marketability, or merchantability of any products sold within the scope of the licenses hereunder. Affymetrix and LLC agree to hold the other harmless from any personal injury or products liability claims made as a result of the sale of products licensed hereunder.

         14.3 The Parties will retain the terms of this License Agreement in strict confidence, except as may be required by regulatory agencies or courts, and will then use all reasonable precautions to maintain the terms of this License Agreement confidential.

         14.4 LLC and Affymetrix represents that they are familiar with the Export Administration Regulations comprising the compilation of official regulations and policies governing the export licensing of commodities and technical data promulgated by the United States Department of Commerce, Bureau of International Commerce, Office of Export Administration. Notwithstanding any other provisions of this License Agreement, and each assures the other that with respect to all information and licenses furnished by or under this License Agreement, that it will comply with such official regulations.

         14.5 In the event that any provision of this License Agreement is held invalid or unenforceable for any reason, such unenforceability shall not affect the enforceability of the remaining provisions of this License Agreement, and all provisions of this License Agreement shall be construed so as to preserve the enforceability hereof.

         14.6 This License Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         14.7 This License Agreement has been drafted on the basis of mutual understanding after considerable negotiation and neither party shall be prejudiced as being the drafter thereof.


               ARTICLE 15.0 ENTIRE AGREEMENT, MODIFICATIONS, ETC.

         This instrument contains the entire and only agreement between the parties relative to the subject matter hereof and supersedes all previous negotiations, representations, undertakings and agreements both written and oral heretofore made between the parties as to the subject matter. Any representation, promise or condition in connection herewith not specifically incorporated herein shall not be binding upon either party.

         No modification, renewal, extension, waiver, cancellation or termination of this License Agreement or of any of the provisions herein contained shall be valid until and unless made in writing and signed on behalf of the respective parties by duly authorized officers thereof.

         IN WITNESS WHEREOF, the parties have respectively caused this License Agreement to be executed on the dates hereinafter indicated.


Beckman Coulter, Inc.                   Affymetrix, Inc.

By:                                     By:
   ------------------------                -------------------------

Title:                                  Title:
      ---------------------                   ----------------------

Date:                                   Date:
     ----------------------                  -----------------------

                                    Exhibit A




The following companies and their subsidiaries and Affiliates:


                           [                         ](31)
                            -------------------------
                           [                         ](32)
                            -------------------------
                           [                         ](33)
                            -------------------------
                           [                         ](34)
                            -------------------------
                           [                         ](35)
                            -------------------------
                           [                         ](36)
                            -------------------------
                           [                         ](37)
                            -------------------------
                           [                         ](38)
                            -------------------------



-----------------
(31) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(32) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(33) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(34) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(35) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(36) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(37) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(38) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.